UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCANA Corporation
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation or organization)

57-0784499
(I.R.S. employer identification number)

1426 Main Street, Columbia, South Carolina 29201
(Address of principal executive offices) (Zip code)

SCANA Corporation Director Compensation and Deferral Plan
(Full title of the plan)

H. Thomas Arthur
Senior Vice President,
SCANA Corporation
1426 Main Street,
Columbia, South Carolina 29201
(Name and address of agent for service)

(803) 217-8547
(Telephone number, including area code, of agent for service)

Copy To:

Elizabeth B. Anders
McNair Law Firm, P.A.
1301 Gervais Street
17th Floor
Columbia, SC 29201
(803) 799-9800

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)

Common Stock
no par value	150,000	$37.57	$5,635,500	$714.02
(1)
Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock of the registrant as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on October 4, 2004.

Part II

Incorporation of Contents of Prior Registration Statements

        Except as superseded by information contained in this regisration statement, the contents of registration statement No. 333-18973 are incorporated herein by reference.

Item 5.         Interests of Named Experts and Counsel.

        At September 30, 2004, H. Thomas Arthur, Esquire, who is Senior Vice President, General Counsel and Assistant Secretary, and a full-time employee, of the registrant, owned beneficially 17,811 (and options to purchase 70,930) shares of the registrant’s common stock.

Item 8.         Exhibits

        Exhibits required to be filed with this registration statement are listed in the Exhibit Index following the signature pages. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on October 8, 2004.

(REGISTRANT)	SCANA Corporation
By: (Name & Title):	s/William B. Timmerman
William B. Timmerman, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(i) Principal executive officer and director:
By: (Name & Title):	s/William B. Timmerman
William B. Timmerman, Chairman of the Board, President and Chief Executive Officer
Date:	October 8, 2004
(ii) Principal financial officer:
By: (Name & Title):	s/Kevin B. Marsh
Kevin B. Marsh, Senior Vice President-Finance and Chief Financial Officer
Date:	October 8, 2004
(iii) Principal accounting officer:
By:	s/James E. Swan, IV
(Name & Title):	James E. Swan, IV, Controller
Date:	October 8, 2004
(iv) Other directors:

* Bill L. Amick, James A. Bennett, William B. Bookhart, Jr., William C. Burkhardt, Elaine T. Freeman, D. Maybank Hagood, W. Hayne Hipp, Lynne M. Miller, Maceo K. Sloan, Harold C. Stowe and G. Smedes York

* Signed on behalf of each of these persons:
By: (Name & Title):	s/Kevin B. Marsh Kevin B. Marsh (Attorney-in-Fact)
Date:	October 8, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.01	Restated Articles of Incorporation of SCANA Corporation as adopted on April 26, 1989
(Filed as Exhibit 3-A to Registration Statement No. 33-49145 and incorporated by reference herein)
4.02	Articles of Amendment of SCANA Corporation, dated April 27, 1995 (Filed as Exhibit 4-B to
Registration Statement No. 33-62421 and incorporated by reference herein)
4.03	By-Laws of SCANA Corporation as amended and restated on December 13, 2000
(Filed as Exhibit 3.01 to Registration Statement No. 333-68266 and incorporated by reference herein)
4.04	SCANA Corporation Director Compensation and Deferral Plan as amended January 1,
2001 (Filed as Exhibit 4.03 to Post-Effective Amendment No. 2 to Registration Statement No.
333-18973 and incorporated by reference herein)
4.02	Amendment to SCANA Director Compensation and Deferral Plan adopted April 29, 2004
(Filed as Exhibit 10.03 to Form 10-Q for the quarter ended March 31, 2004 and incorporated by reference herein)
5.01	Opinion Re Legality (Filed herewith)
23.01	Consent of Deloitte & Touche LLP (Filed herewith)
23.02	Consent of H. Thomas Arthur, II (Included in his opinion in Exhibit 5.01)
24.01	Power of Attorney (Filed herewith)

Exhibit 5.01

October 7, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sirs:

         SCANA Corporation (the “Company”) proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 for the registration under the Securities Act of 1933 of a proposed public offering and sale of up to 150,000 shares of the Company’s Common Stock, without par value (the “Stock”), which may be issued under the Company’s Director Compensation and Deferral Plan (the “Plan”).

        I have participated in the preparation of the aforesaid Registration Statement and am familiar with all other proceedings of the Company in connection with the Plan and the proposed issuance of the Stock thereunder. I have also made such further investigation as I have deemed pertinent and necessary as a basis for this opinion.

        Based upon the foregoing, I advise you that, upon (a) the aforesaid Registration Statement becoming effective; (b) issuance of the Stock in accordance with the terms of the Plan; (c) the due execution, registration and countersignature of the certificates for the Stock; and (d) the delivery of the Stock to the purchasers thereof against receipt of the purchase price therefor; in my opinion the Stock will have been duly authorized and legally and validly issued and will be fully paid and nonassessable.

        I hereby consent to the use of this opinion in connection with the aforesaid Registration Statement.

Very truly yours,

s/H. Thomas Arthur
H.Thomas Arthur
Senior Vice President, General Counsel
and Assistant Secretary

Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of SCANA Corporation on Form S-8 of our reports dated February 26, 2004 and April 8, 2004 appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2003 and in the Annual Report on Form 10-K/A of SCANA corporation Stock Purchase-Savings Plan for the year ended December 31, 2003, respectively.

s/DELOITTE & TOUCHE LLP
Columbia, South Carolina
October 7, 2004

Exhibit 24.01

POWER OF ATTORNEY

        Each of the undersigned directors of SCANA Corporation (the “Company”), hereby constitutes and appoints W. B. Timmerman, Kevin B. Marsh and H. Thomas Arthur, and each of them severally, his or her true and lawful attorney-in-fact and agent, each with the power to act with or without the others, and with full power of substitution and resubstitution, to execute in his or her name, place and stead in his or her capacity as a director of the Company, a Registration Statement on Form S-8, and any and all amendments thereto, with respect to the registration of 150,000 shares of such Company’s Common Stock to be issued pursuant to the Director Compensation and Deferral Plan and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with full power and authority to each of said attorneys to do and perform in the name and on behalf of said director, every act whatsoever necessary or desirable to be done n the premises as fully and to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 19th day of February 2004.

s/B. L. Amick	s/W. H. Hipp
B. L. Amick	W. H. Hipp
Director	Director
s/J. A. Bennett	s/L. M. Miller
J. A. Bennett	L. M. Miller
Director	Director
s/W. B. Bookhart, Jr.	s/M. K. Sloan
W. B. Bookhart, Jr	M. K. Sloan
Director	Director
s/W. C. Burkhardt	s/ H. C. Stowe
W. C. Burkhardt	H. C. Stowe
Director	Director
s/E. T. Freeman	s/W. B. Timmerman
E. T. Freeman	W. B. Timmerman
Director	Director
s/D. M. Hagood	s/G. S. York
D. M. Hagood	G. S. York
Director	Director

SCANA CORPORATION
1426 Main Street
Columbia, South Carolina 29201

October 8, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

        We are submitting for filing pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-8 to register 150,000 shares of SCANA Corporation’s common stock, no par value, to be offered and sold pursuant to the Company’s Director Compensation and Deferral Plan. The Company has deposited with the U. S. Treasury Department the sum of $714.02 in payment of the filing fee, computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended.

        Please call me at (803) 217-9257 if you have any questions concerning this submission.

Sincerely,

s/Mark L. Sparks
Mark L. Sparks
Team Leader

/vaw

Enclosures